UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XSPT	OTC Markets

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Equity Purchase Agreement

On June 7, 2019, XSport Global, Inc., a Wyoming corporation (the “Company”), entered into an Amendment to Equity Purchase Agreement (the “Amendment”), amending the Equity Purchase Agreement (the “Equity Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Investor”).

The Equity Purchase Agreement gives the Company the right to require the Investor to purchase up to $1,000,000 (the “Commitment Amount”) of shares (“Capital Call Shares”) of the Company’s common stock, par value $0.001 per share, during the commitment period.

The sole purpose of the Amendment was to extend the commitment period such that the commitment period shall now extend to the earlier of (i) the date that the Investor has purchased Capital Shares equal to the Commitment Amount (ii) September 30, 2019, or (iii) termination of the Equity Purchase Agreement by the Company upon a material breach by the Investor.

The Equity Purchase agreement is subject to additional terms and conditions and the foregoing description is not complete; the Equity Purchase Agreement is described further in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 4, 2018 (the “Equity Purchase Agreement 8-K”), and the foregoing description of the Equity Purchase Agreement is qualified in its entirety by reference such Equity Purchase Agreement, which was filed as Exhibit 10.1 to the Equity Purchase Agreement 8-K.

Promissory Note# 1

Also on June 7, 2019, the Company consummated the offering of an 8% Convertible Redeemable Promissory Note in the principal amount of $48,000 (the “Note”) in a private placement to an accredited investor. In connection with the sale of the Note, the Company also entered into a Securities Purchase Agreement relating to the sale of the Note (the “Purchase Agreement”).

The Note will mature on June 6, 2020, and bears interest at a rate of 8% per annum.  It is convertible into the Company’s common stock (the “Common Stock”) on any date after issuance, after which the Note may be converted into Common Stock at a 40% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.9% of the outstanding Common Stock.  The noteholder may waive that provision and increase its amount of ownership up to 9.99% of the Common Stock.

The Note may be prepaid in full on any day on or prior to December 3, 2019, but is subject to prepayment premiums that increase over time.  Upon maturity of the Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the Note.  However, the Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the Note, the Company entered into a Purchase Agreement relating to the sale of the Note, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the Note is outstanding.

The foregoing description of the Note and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Note, Purchase Agreement and Warrant filed hereto as Exhibit 10.2 and 10.3, respectively.

Promissory Note# 2

On June 14, 2019, the Company consummated the offering of a 12% Convertible Redeemable Promissory Note in the principal amount of $150,000 (the “Note”) in a private placement to an accredited investor. In connection with the sale of the Note, the Company also entered into a Securities Purchase Agreement relating to the sale of the Note (the “Purchase Agreement”).

The Note will mature on June 14, 2020, and bears interest at a rate of 12% per annum.  It is convertible into the Company’s common stock (the “Common Stock”) on any date after issuance, after which the Note may be converted into Common Stock at a 45% discount to the lowest trading price of the Common Stock during the 20 trading days prior to the date of the conversion notice.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.9% of the outstanding Common Stock.  The noteholder may waive that provision and increase its amount of ownership up to 9.99% of the Common Stock.

The Note may be prepaid in full on any day on or prior to December 11, 2019, but is subject to prepayment premiums that increase over time.  Upon maturity of the Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the Note.  However, the Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the Note, the Company entered into a Purchase Agreement relating to the sale of the Note, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the Note is outstanding.

The foregoing description of the Note and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Note, Purchase Agreement and Warrant filed hereto as Exhibit 10.4 and 10.5, respectively.

In connection with the offerings, pursuant to an Engagement Agency Agreement dated December 7, 2018 with Garden State Securities Inc. (the “Placement Agent”), the Company paid the Placement Agents an aggregate cash fee representing 5% of the gross amount paid by the purchasers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes and Compensation Warrants (and the shares of Common Stock into which the Notes are convertible and the Compensation Warrants are exercisable) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On June 11, 2019, Ray Mariorenzi, a Member of the Board of Directors and the Company’s President, was appointed to serve as the Company’s Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Equity Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Securities Purchase Agreement
10.4	Form of Convertible Promissory Note
10.5	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: June 28, 2019	By:	/s/ Ray Mariorenzi
Ray Mariorenzi
Chief Executive Officer